Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest SVP, Finance and Accounting 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, April 24, 2013

GLIMCHER REPORTS FIRST QUARTER 2013 RESULTS

•Mall store sales improved over 9% to $453 per square foot at March 31, 2013
•Positive growth in comparable mall net operating income of 4% in the first quarter of 2013
•13% re-leasing spreads for the mall store leases signed during the first quarter of 2013

COLUMBUS, OH - April 24, 2013 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the first quarter ended March 31, 2013. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“We are pleased with the strong start in 2013,” stated Michael P. Glimcher, Chairman of the Board and CEO. “The first quarter marked continued progress against the Company's strategic plan, adding University Park Village, a dominant retail asset in Fort Worth, Texas, strong execution related to the balance sheet and continued improvement in core fundamentals. We saw 4% growth in net operating income, double-digit re-leasing spreads and record sales per square foot. Additionally during the quarter, we closed on the modification of our corporate credit facility and delivered solid execution on several property financings and the recent preferred equity offering, further strengthening our balance sheet.”

Net loss to common shareholders during the first quarter of 2013 was $13.9 million, or $0.10 per share, as compared to a net loss of $11.4 million, or $0.10 per share, in the first quarter of 2012. Funds From Operations (“FFO”) during the first quarter of 2013 was $14.3 million, or $0.10 per share, compared to $14.5 million, or $0.12 per share, in the first quarter of 2012. Adjusted FFO for the first quarter of 2013 was $23.6 million, or $0.16 per share compared to adjusted FFO of $17.8 million, or $0.15 per share for the first quarter of 2012. Adjusted FFO for the first quarter of 2013 excludes the non-cash write-off of $9.3 million of preferred issuance costs and related discount associated with the partial redemption of the Company's Series G Preferred Shares announced in March 2013 (“the Preferred Share Redemption Charge”). Adjusted FFO for the first quarter of 2012 excludes the non-cash charge of $3.3 million related to the write down of a note receivable (“the Tulsa Note Write-off”) from the Company's Tulsa joint venture, which holds the Tulsa Promenade (“Tulsa”) mall located in Tulsa, Oklahoma.

First Quarter Earnings Highlights

•
Total revenues were $91.0 million in the first quarter of 2013, compared to total revenues of $69.8 million in the first quarter of 2012. The $21.2 million increase in total revenues resulted primarily from $16.6 million in revenue growth from properties acquired after March 2012. The acquired properties were Town Center Crossing, located in Leawood, Kansas, Malibu Lumber Yard located in Malibu, California, and University Park Village located in Fort Worth, Texas. The Company also acquired the remaining 80% indirect ownership interest in Pearlridge Center located outside of Honolulu, Hawaii (“Pearlridge”) during the second quarter of 2012. Also contributing to the increase was $1.0 million in revenue growth from Scottsdale Quarter®, an open-air center in Scottsdale, Arizona (“Scottsdale”), as well as an increase of $3.1 million in revenue from sales of outparcels.

•
Net loss to common shareholders was $13.9 million in the first quarter of 2013, compared to a net loss of $11.4 million in the first quarter of 2012. The increase in net loss was primarily due to the Company's $9.3 million Preferred Share Redemption Charge in the first quarter of 2013. This unfavorable variance was partially offset by our pro-rata share of a non-cash impairment charge on Tulsa, which amounted to $3.9 million, and a related non-cash charge of $3.3 million from the Tulsa Note Write-off in the first quarter of 2012.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of NOI for the malls held through joint ventures, increased over 3.9% for the three months ended March 31, 2013 from the three months ended March 31, 2012.

•
Average store rents for the Core Malls were $34.65 per square foot (“psf”) at March 31, 2013, a 3.0% improvement from $33.63 psf at March 31, 2012. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company's mall properties, both wholly-owned and joint venture properties.

•
Re-leasing spreads for the Core Malls increased by 13% for the non-anchor leases signed during the first quarter of 2013, with base rents averaging $30.20 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, including both new leases and renewals, compared to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls increased to 94.2% at March 31, 2013, compared to 93.8% at March 31, 2012.

•
Average store sales in the Core Malls increased 9.4% to $453 psf for the twelve months ended March 31, 2013, compared to $414 psf for the twelve months ended March 31, 2012. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Comparable store sales for the Company's Core Malls during the twelve months ended March 31, 2013, compared to the twelve months ended March 31, 2012, increased by 2.8%. Comparable sales compare only those stores with sales in each twelve-month period ended March 31, 2013 and March 31, 2012.

•
Occupancy costs for the twelve months ended March 31, 2013 were 10.5% of tenant sales for Core Mall stores. Occupancy costs include the tenants' minimum rent and costs the tenants pay toward property operating costs and real estate taxes.

•
Scottsdale ended the first quarter of 2013 with total occupancy of 88% for the first two phases of the project, comprised of retail at 83% and office at 99%. When including signed leases not yet open, and leases out for signature, over 95% of the gross leasable area for the first two phases for Scottsdale have been addressed. The stabilized yield for the first two phases of Scottsdale, as well as the timing of the yields, is consistent with the Company's previously announced guidance.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at March 31, 2013 (including the Company's pro-rata share of joint venture debt) was 45.0%, based on a common share closing price of $11.60, as compared to 46.1% at December 31, 2012, based on a common share closing price of $11.09. Debt with fixed interest rates represented approximately 90.8% of the Company's consolidated total outstanding borrowings at March 31, 2013, compared to 89.2% at December 31, 2012.

•
The Company sold a total of 952,200 common shares, at an average price of $11.41 per share, under its at-the-market (“ATM”) equity offering program during the three months ended March 31, 2013, generating net proceeds of $10.6 million. The proceeds generated from the ATM program were used to repay a portion of the outstanding balance under the Company's corporate credit facility. As of March 31, 2013, the Company had approximately $18.3 million available for issuance under the ATM program.

•
In January 2013, the Company acquired University Park Village, a premier open-air center located in Fort Worth, Texas, for $105.0 million. The Company funded the acquisition through a $60.0 million term loan (the “UPV Term Loan”) with the remaining funds coming from the Company's credit facility.

•
The Company closed on a $55.0 million mortgage loan secured by University Park Village in April 2013. The loan has a fixed interest rate of 3.85% per annum and a fifteen year term. The new loan replaces the UPV Term Loan.

•
In February 2013, the Company closed on a $225 million mortgage loan for Polaris Fashion Place in Columbus, Ohio (“Polaris”). The interest rate is 3.9% per annum and the loan has a term of twelve years. Proceeds from the loan were used to repay the previously outstanding $125.2 million loan on Polaris. The balance of the loan proceeds was used to reduce the amount outstanding under the Company's credit facility.

•	In February 2013, the Company repaid the $33.4 million mortgage loan on Colonial Park Mall in Harrisburg, Pennsylvania with funds available from the Company's credit facility.

•
In February 2013, the Company closed on a modification and extension of its $250 million corporate credit facility. The modification extends the facility's maturity date to February 2017, with an additional one-year extension option available that would extend the final maturity date to February 2018. The amended credit facility is unsecured and provides for improved pricing through a lower interest rate structure. Based upon debt levels at March 31, 2013, credit facility pricing is LIBOR plus 1.95%.

•
Simultaneous with the closing of the new unsecured credit facility, the Company closed on a $45 million secured credit facility. The credit facility is secured by 49% of the partnership interests in four of the Company's mall properties. The interest rate is LIBOR plus 2.50% per annum and the term of the loan will not exceed 15 months.

•
The mortgage loan for Tulsa matured on December 31, 2012 and is currently in default. The Tulsa joint venture, in which the Company has a 52% interest, has executed a contract to sell Tulsa which provides for a closing on the sale no later than May 2013. An agreement has been executed with the lenders that upon the sale, the lenders will accept the net proceeds as payment in full for the loan and will release the borrower from all remaining obligations under the loan. Accordingly, if the sale of the property is completed as anticipated, the Company expects to recognize a pro-rata gain on the debt extinguishment in the second quarter of 2013.

•
The Company completed a $90.0 million preferred equity offering in March 2013, and issued an additional $5.0 million in April when the underwriters' exercised their option. The new Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series I Shares”) will pay a 6.875% dividend per annum. The Company will use cash on hand and capacity on its credit facility created by the net proceeds from the Series I Shares to redeem 3.6 million of the Company's 8.125% Series G Preferred Shares. In connection with the announced redemption, the Company recorded a non-cash write-off of approximately $9.3 million of previously incurred issuance costs and related discount.

2013 Outlook

As of the date of this release, the Company expects diluted net loss per share to be in the range of $(0.11) to $(0.07) for the year ending December 31, 2013, and expects diluted FFO per share to be in the range of $0.63 to $0.67 for the year ending December 31, 2013. Our initial guidance has been updated solely to reflect the $0.06 Preferred Share Redemption Charge recorded in the first quarter of 2013. Other key guidance assumptions as detailed in our initial guidance remain the same.

A reconciliation of the range of estimated diluted net loss per share to estimated FFO per share for 2013 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.11)	$(0.07)
Add: Real estate depreciation and amortization*	0.78	0.78
Less: Gain on debt extinguishment	(0.04)	(0.04)
Estimated FFO per share	$0.63	$0.67

* wholly-owned properties and pro-rata share of joint ventures

For the second quarter of 2013, the Company estimates diluted net (loss) income per share to be in the range of $(0.01) to $0.01 and FFO per share to be in the range of $0.15 to $0.17. A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the second quarter of 2013 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.01)	$0.01
Add: Real estate depreciation and amortization*	0.20	0.20
Less: Gain on debt extinguishment	(0.04)	(0.04)
Estimated FFO per share	$0.15	$0.17

* wholly-owned properties and pro-rata share of joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations. In addition, the Company's computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

First Quarter Conference Call

Glimcher's first quarter investor conference call is scheduled for 11 a.m. ET on Thursday, April 25, 2013. Those wishing to listen to this call may do so by calling 866.515.2908 Passcode: 49979191. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the Earnings Call through midnight May 10, 2013 by dialing 888.286.8010, Pass code: 36729850, or you can access the webcast replay on the Investor Relations page of the Company's website. Supplemental information about the first quarter operating results is available on the Company's website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as outlet centers. Glimcher owns material interests in and manages 29 properties with total gross leasable area totaling approximately 21.6 million square feet.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust's Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG”, “GRTPRH,” and “GRTPRI” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® is a registered trademark of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company's debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company's existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended March 31,
Statement of Operations	2013		2012

Total revenues	$91,047		$69,828
Total expenses (1)	(71,313)		(55,163)
Operating income	19,734		14,665
Interest expense, net	(18,741)		(16,686)
Equity in income (loss) of unconsolidated real estate entities, net (2)	321		(3,474)
Income (loss) from continuing operations	1,314		(5,495)
Discontinued operations:
Income from operations	107		13
Net income (loss)	1,421		(5,482)
Allocation to noncontrolling interest	93		263
Less: Preferred share dividends	(6,159)		(6,137)
Write-off related to preferred share redemption notice (3)	(9,266)		—
Net loss to common shareholders	$(13,911)		$(11,356)

Reconciliation of Net Loss to Common Shareholders to Funds From Operations		Per Diluted Common Share (4)		Per Diluted Common Share (4)
Net loss to common shareholders	$(13,911)		$(11,356)
Allocation to noncontrolling interest (GPLP unit holders)	(222)		(263)
	(14,133)	$(0.10)	(11,619)	$(0.10)
Real estate depreciation and amortization	26,239	0.18	19,054	0.16
Pro-rata share of unconsolidated entity impairment loss	—	—	3,932	0.03
Pro-rata share of joint venture depreciation	2,223	0.02	3,106	0.03
Funds From Operations	$14,329	$0.10	$14,473	$0.12

Write-off related to preferred share redemption notice (3)	$9,266	$0.06	$—	$—
Non-cash charges for Tulsa note receivable	—	—	3,322	0.03
Adjusted FFO	$23,595	$0.16	$17,795	$0.15

Weighted average common shares outstanding - basic	143,408		117,517
Weighted average common shares outstanding - diluted (4)	145,716		120,271

Earnings per Share
Loss from continuing operations per common share	$(0.10)		$(0.10)
Discontinued operations per common share	$0.00		$0.00
Loss per common share	$(0.10)		$(0.10)

Loss from continuing operations per diluted common share	$(0.10)		$(0.10)
Discontinued operations per diluted common share	$0.00		$0.00
Loss per diluted common share	$(0.10)		$(0.10)
Adjusted FFO per diluted common share	$0.16		$0.15

(1) Includes $3.3 million provision to write down a note receivable due from the joint venture that holds Tulsa in the quarter ended March 31, 2012.
(2) Includes $3.9 million for the Company's joint venture share of an impairment charge on Tulsa in the quarter ended March 31, 2012.
(3) Non-cash write-off of issuance costs and related discount due to the notice of redemption of preferred shares for the quarter ended March 31, 2013.
(4) FFO per share in 2013 and 2012 has been calculated using 146,301 and 120,693 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)
(unaudited)

	March 31, 2013	December 31, 2012

Investment in real estate, net	$2,287,105	$2,187,028
Total assets	$2,484,880	$2,329,407
Mortgage notes and other notes payable	$1,564,730	$1,484,774
Debt / Market capitalization	42.9%	43.8%
Debt / Market capitalization including pro-rata share of joint ventures	45.0%	46.1%

	March 31, 2013	March 31, 2012
Occupancy:
Core Malls (1):
Mall Anchors (2)	96.6%	96.7%
Mall Non-Anchors (3)	90.5%	89.5%
Total Core Mall Portfolio	94.2%	93.8%

Malls excluding Joint Ventures:
Mall Anchors (2)	95.6%	95.5%
Mall Non-Anchors (3)	91.2%	88.7%
Mall Portfolio excluding joint ventures	93.8%	92.9%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.49	$6.97
In-Line Stores under 10,000 sf (3)	$34.65	$33.63

Malls excluding Joint Ventures:
Mall Anchors (2)	$7.05	$6.43
In-Line Stores under 10,000 sf (3)	$34.56	$32.74

(1) Mall properties including material joint ventures.
(2) Stores over 20,000 sf.
(3) In-line permanent retail stores under 10,000 sf.